EXHIBIT 99.1

Zumiez Inc. Announces Record Fiscal 2021 First Quarter Results

Net Sales Increased 102.6% to $279.1 Million
Diluted Earnings Per Share Improved to $1.03

LYNNWOOD, Wash., June 03, 2021 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the first quarter ended May 1, 2021.

Net sales for the first quarter ended May 1, 2021 (13 weeks) increased 102.6% to $279.1 million from $137.8 million in the first quarter ended May 2, 2020 (13 weeks). Compared to the first quarter ended May 4, 2019 (13 weeks), first quarter 2021 net sales increased 31.1%. Net income in the first quarter of fiscal 2021 was $26.4 million, or $1.03 per diluted share, compared to a net loss of $21.1 million, or $(0.84) per diluted share, in the first quarter of the prior fiscal year. Net income for the first quarter of 2019 was $0.08 million, or $0.03 per diluted share.

At May 1, 2021, the Company had cash and current marketable securities of $400.4 million compared to cash and current marketable securities of $217.2 million at May 2, 2020. The increase in cash and current marketable securities was driven by cash generated through operations partially offset by capital expenditures.

“After demonstrating great resiliency during the height of the pandemic, our business has exceeded pre-COVID levels even as a portion of our global store fleet remains closed. Our performance amidst very challenging conditions over the past year, and more recently as the operating environment has improved, underscores our market leading position and the strength of our business model. Sales trends accelerated as the first quarter progressed driven by our ability to capture meaningful share of the heightened discretionary spending in the U.S. related to government stimulus, especially in our stores, as customers are becoming increasingly comfortable returning to in person shopping. The strong sales gains on both a one and two year basis combined with the shift back to our historical channel mix following elevated online spending in 2020, fueled a dramatic increase in first quarter profitability. We are very pleased with our start to 2021 and are optimistic that we can maintain our positive momentum over the remainder of the year. With our strong balance sheet and differentiated strategies, we are well positioned to add to our global market share and return increased value to our shareholders over the long-term.”

May 2021 Sales
Net sales for the four-week period ended May 29, 2021 increased 42.4% compared to the four-week period ended May 30, 2020 and increased 30.5% compared to the four-week period ended June 1, 2019.

Outlook
Due to the continued fast-moving nature of this situation and the uncertainty of impacts on revenue and costs, the Company is not providing an outlook at this time for the second quarter or the year.

Conference call Information
A conference call will be held today to discuss first quarter fiscal 2021 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 7239969.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of May 29, 2021, we operated 723 stores, including 602 in the United States, 52 in Canada, 54 in Europe and 15 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 30, 2021 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	May 1, 2021	% of Sales	May 2, 2020	% of Sales
Net sales	$279,069	100.0%	$137,772	100.0%
Cost of goods sold	175,900	63.0%	114,036	82.8%
Gross profit	103,169	37.0%	23,736	17.2%
Selling, general and administrative expenses	68,889	24.7%	51,584	37.4%
Operating profit (loss)	34,280	12.3%	(27,848)	(20.2%)
Interest income, net	975	0.3%	1,074	0.8%
Other income, net	254	0.1%	106	0.0%
Earnings (loss) before income taxes	35,509	12.7%	(26,668)	(19.4%)
Provision for (benefit from) income taxes	9,124	3.2%	(5,567)	(4.1%)
Net income (loss)	$26,385	9.5%	$(21,101)	(15.3%)
Basic earnings (loss) per share	$1.05		$(0.84)
Diluted earnings (loss) per share	$1.03		$(0.84)
Weighted average shares used in computation of earnings (loss) per share:
Basic	25,167		25,040
Diluted	25,676		25,040

ZUMIEZ INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	May 1, 2021	January 30, 2021	May 2, 2020
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$81,503	$73,622	$63,731
Marketable securities	318,888	301,920	153,494
Receivables	20,481	16,558	16,837
Inventories	136,498	134,354	136,354
Prepaid expenses and other current assets	9,481	8,823	5,179
Total current assets	566,851	535,277	375,595
Fixed assets, net	96,004	98,352	109,573
Operating lease right-of-use assets	259,790	267,152	285,416
Goodwill	61,307	61,470	56,706
Intangible assets, net	15,996	16,029	14,366
Deferred tax assets, net	6,168	9,927	11,206
Other long-term assets	11,688	10,157	8,571
Total long-term assets	450,953	463,087	485,838
Total assets	$1,017,804	$998,364	$861,433

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$75,610	$69,751	$49,497
Accrued payroll and payroll taxes	24,784	27,911	13,173
Income taxes payable	3,698	6,317	4,430
Operating lease liabilities	67,433	66,993	70,584
Other liabilities	21,721	24,480	19,197
Total current liabilities	193,246	195,452	156,881
Long-term operating lease liabilities	238,553	246,123	269,608
Other long-term liabilities	4,224	4,193	3,790
Total long-term liabilities	242,777	250,316	273,398
Total liabilities	436,023	445,768	430,279

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 25,780 shares issued and outstanding at May 1, 2021, 25,599 shares issued and outstanding at January 30, 2021, and and 25,431 shares issued and outstanding at May 1, 2021	174,921	171,628	163,349
Accumulated other comprehensive income (loss)	446	939	(14,896)
Retained earnings	406,414	380,029	282,701
Total shareholders’ equity	581,781	552,596	431,154
Total liabilities and shareholders’ equity	$1,017,804	$998,364	$861,433

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three Months Ended
	May 1, 2021	May 2, 2020
Cash flows from operating activities:
Net income (loss)	$26,385	$(21,101)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	5,889	6,096
Noncash lease expense	15,968	14,996
Deferred taxes	4,063	(4,856)
Stock-based compensation expense	1,740	1,556
Impairment of long-lived assets	2,079	1,514
Other	(246)	(173)
Changes in operating assets and liabilities:
Receivables	(2,019)	1,918
Inventories	(1,813)	(2,031)
Prepaid expenses and other assets	(2,098)	4,354
Trade accounts payable	5,796	1,074
Accrued payroll and payroll taxes	(3,141)	(10,423)
Income taxes payable	(3,690)	(1,078)
Operating lease liabilities	(18,776)	(6,948)
Other liabilities	(3,212)	(2,440)
Net cash provided by (used in) operating activities	26,925	(17,542)
Cash flows from investing activities:
Additions to fixed assets	(2,825)	(2,504)
Purchases of marketable securities and other investments	(60,692)	(9,106)
Sales and maturities of marketable securities and other investments	42,249	54,344
Net cash (used in) provided by investing activities	(21,268)	42,734
Cash flows from financing activities:
Proceeds from issuance and exercise of stock-based awards	2,039	428
Payments for tax withholdings on equity awards	(486)	(93)
Common stock repurchased	—	(13,417)
Net cash provided by (used in) financing activities	1,553	(13,082)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	766	(853)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,976	11,257
Cash, cash equivalents, and restricted cash, beginning of period	80,690	58,991
Cash, cash equivalents, and restricted cash, end of period	$88,666	$70,248
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$8,738	$343
Accrual for purchases of fixed assets	553	1,976

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200